                                                                     EXHIBIT 5.1


                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                            ST. LOUIS, MISSOURI 63102
                                 (314) 259-2000
                            FACSIMILE (314) 259-2100



                               September 16, 1997





Board of Directors
NS Group, Inc.
Ninth & Lowell Street
Newport, Kentucky 41072

Ladies and Gentlemen:

                  We are acting as special counsel for NS Group, Inc., a Kentucky corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-3, File No. 333-32965 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the offering of an aggregate of 8,500,000 shares (the "Shares") of the Company's common stock, no par value per share, proposed to be issued pursuant to an Underwriting Agreement (the "Underwriting Agreement") between the Company, the Selling Stockholders named therein and the Representatives of the Underwriters named therein.

                  In connection with this opinion, we have examined and relied as to matters of fact upon such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity of the originals of all documents submitted to us as copies.

                  Based on such examination, we are of the opinion that when the Registration Statement relating to the Shares has become effective under the Act and the sale of the Shares has been consummated pursuant to the Underwriting Agreement, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as part thereof. We also hereby consent to you filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving

Board of Directors
NS Group, Inc.
September 16, 1997
Page 2



this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission relating thereto.


                                Very truly yours,

                                /s/ Bryan Cave LLP

                                BRYAN CAVE LLP